As filed with the Securities and Exchange Commission on March 11, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 11, 2015
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On March 11, 2015, Bank of America Corporation (the “Corporation”) issued a news release announcing that the Corporation’s Board of Directors authorized a $4 billion common stock repurchase program. In addition, the news release announced that the Federal Reserve Board completed its 2015 Comprehensive Capital Analysis and Review and informed the Corporation that it did not object to the Corporation’s capital plan for the period from the second quarter of 2015 through the second quarter of 2016. This plan includes the $4 billion common stock repurchase program and maintaining the common stock dividend at the current rate of $0.05 per share per quarter. The Federal Reserve Board also asked the Corporation to submit an additional capital plan by September 30, 2015 addressing certain weaknesses identified in the Corporation’s capital planning process. If the Corporation does not make material progress in addressing these key weaknesses, the Federal Reserve Board may restrict the Corporation’s capital distributions.

A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

ITEM 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated March 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: March 11, 2015

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated March 11, 2015

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